FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2023 Financial Results

HANOVER, Md. - June 6, 2023 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended April 29, 2023.

•Q2 Revenue: $1.13 billion

•Q2 Net Income per Share: $0.38 GAAP; $0.74 adjusted (non-GAAP)

"We delivered outstanding results for the fiscal second quarter as we were able to ship more to customers with continued improvements in supply chain dynamics," said Gary Smith, president and CEO of Ciena. "We are confident in our ability to take market share given our backlog and strategic industry position with market-leading technologies and an expanding addressable market."

For fiscal second quarter 2023, Ciena reported revenue of $1.13 billion as compared to $949.2 million for the fiscal second quarter 2022.

Ciena's GAAP net income for the fiscal second quarter 2023 was $57.7 million, or $0.38 per diluted common share, which compares to a GAAP net income of $38.9 million, or $0.25 per diluted common share, for the fiscal second quarter 2022.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2023 was $110.4 million, or $0.74 per diluted common share, which compares to an adjusted (non-GAAP) net income of $76.4 million, or $0.50 per diluted common share, for the fiscal second quarter 2022.

Fiscal Second Quarter 2023 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,132.7	$949.2	19.3%
Gross margin	43.1%	42.3%	0.8%
Operating expense	$384.9	$343.4	12.1%
Operating margin	9.1%	6.2%	2.9%

	Non-GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,132.7	$949.2	19.3%
Adj. gross margin	43.7%	43.0%	0.7%
Adj. operating expense	$338.1	$301.1	12.3%
Adj. operating margin	13.8%	11.3%	2.5%
Adj. EBITDA	$180.6	$129.3	39.7%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q2 FY 2023		Q2 FY 2022
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$784.5	69.3	$625.3	65.8
Routing and Switching	130.4	11.5	109.2	11.5
Total Networking Platforms	914.9	80.8	734.5	77.3

Platform Software and Services	69.4	6.1	69.1	7.3

Blue Planet Automation Software and Services	20.6	1.8	16.9	1.8

Global Services
Maintenance Support and Training	73.2	6.5	74.0	7.8
Installation and Deployment	39.5	3.5	41.4	4.4
Consulting and Network Design	15.1	1.3	13.3	1.4
Total Global Services	127.8	11.3	128.7	13.6

Total	$1,132.7	100.0	$949.2	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Second Quarter 2023

	Revenue by Geographic Region (unaudited)
	Q2 FY 2023		Q2 FY 2022
	Revenue	% **	Revenue	% **
Americas	$794.4	70.1	$700.8	73.8
Europe, Middle East and Africa	173.4	15.3	145.1	15.3
Asia Pacific	164.9	14.6	103.3	10.9
Total	$1,132.7	100.0	$949.2	100.0

** Denotes % of total revenue
•One customer represented 10%-plus of revenue for a total of 10.9% of revenue

•Cash and investments totaled $1.34 billion
•Cash flow from operations totaled $229.8 million
•Average days' sales outstanding (DSOs) were 97
•Accounts receivable, net balance was $1.04 billion
•Unbilled contract assets, net balance was $180.0 million
•Inventories totaled $1.10 billion, including:
◦Raw materials: $753.4 million
◦Work in process: $20.9 million
◦Finished goods: $308.0 million
◦Deferred cost of sales: $58.1 million
◦Reserve for excess and obsolescence: $(42.3) million
•Product inventory turns were 2.0
•Headcount totaled 8,385

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2023 Results
Today, Tuesday, June 6, 2023, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal second quarter 2023 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered outstanding results for the fiscal second quarter as we were able to ship more to customers with continued improvements in supply chain dynamics, We are confident in our ability to take market share given our backlog and strategic industry position with market-leading technologies and an expanding addressable market."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 16, 2022 and included in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2023 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	April 29,	April 30,	April 29,	April 30,
	2023	2022	2023	2022
Revenue:
Products	$935,330	$759,948	$1,813,045	$1,424,955
Services	197,325	189,279	376,131	368,715
Total revenue	1,132,655	949,227	2,189,176	1,793,670
Cost of goods sold:
Products	541,883	452,057	1,042,220	824,622
Services	103,089	95,389	203,327	183,080
Total cost of goods sold	644,972	547,446	1,245,547	1,007,702
Gross profit	487,683	401,781	943,629	785,968
Operating expenses:
Research and development	189,993	159,324	371,723	307,733
Selling and marketing	125,083	119,939	248,890	238,820
General and administrative	50,939	45,572	101,835	90,070
Significant asset impairments and restructuring costs	8,153	9,102	12,451	12,511
Amortization of intangible assets	9,845	8,920	17,286	17,838
Acquisition and integration costs	857	495	3,415	563
Total operating expenses	384,870	343,352	755,600	667,535
Income from operations	102,813	58,429	188,029	118,433
Interest and other income, net	8,551	808	40,524	4,494
Interest expense	(23,889)	(11,985)	(39,759)	(20,633)
Income before income taxes	87,475	47,252	188,794	102,294
Provision for income taxes	29,821	8,330	54,899	17,549
Net income	$57,654	$38,922	$133,895	$84,745

Net Income per Common Share
Basic net income per common share	$0.39	$0.26	$0.90	$0.55
Diluted net income per potential common share	$0.38	$0.25	$0.89	$0.55

Weighted average basic common shares outstanding	149,616	152,197	149,351	153,179
Weighted average dilutive potential common shares outstanding [1]	150,147	153,344	149,852	154,580

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million shares for both the second quarter and first six months of fiscal 2023; and (ii) 1.1 million and 1.4 million shares for the second quarter and first six months of fiscal 2022, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 29, 2023	October 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,167,695	$994,352
Short-term investments	150,464	153,989
Accounts receivable, net	1,036,688	920,772
Inventories	1,098,092	946,730
Prepaid expenses and other	415,687	370,053
Total current assets	3,868,626	3,385,896
Long-term investments	25,237	35,385
Equipment, building, furniture and fixtures, net	278,344	267,779
Operating lease right-of-use assets	41,119	45,108
Goodwill	446,364	328,322
Other intangible assets, net	231,314	69,517
Deferred tax asset, net	795,051	824,008
Other long-term assets	89,583	113,617
Total assets	$5,775,638	$5,069,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$444,769	$516,047
Accrued liabilities and other short-term obligations	380,969	360,782
Deferred revenue	202,818	137,899
Operating lease liabilities	17,443	18,925
Current portion of long-term debt	11,930	6,930
Total current liabilities	1,057,929	1,040,583
Long-term deferred revenue	67,807	62,336
Other long-term obligations	154,870	150,335
Long-term operating lease liabilities	39,979	42,392
Long-term debt, net	1,546,400	1,061,125
Total liabilities	$2,866,985	$2,356,771
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 149,498,465 and 148,412,943 shares issued and outstanding	1,495	1,484
Additional paid-in capital	6,445,247	6,390,252
Accumulated other comprehensive loss	(39,754)	(46,645)
Accumulated deficit	(3,498,335)	(3,632,230)
Total stockholders’ equity	2,908,653	2,712,861
Total liabilities and stockholders’ equity	$5,775,638	$5,069,632

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	April 29,	April 30,
	2023	2022
Cash flows provided by (used in) operating activities:
Net income	$133,895	$84,745
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	45,903	46,030
Share-based compensation expense	62,372	50,970
Amortization of intangible assets	23,600	24,463
Deferred taxes	(2,134)	(13,474)
Provision for inventory excess and obsolescence	12,691	8,487
Provision for warranty	13,577	7,228
Gain on cost method equity investment	(26,455)	(4,120)
Other	11,331	(1,713)
Changes in assets and liabilities:
Accounts receivable	(116,914)	104,455
Inventories	(162,143)	(171,056)
Prepaid expenses and other	(41,511)	(36,673)
Operating lease right-of-use assets	7,644	8,222
Accounts payable, accruals and other obligations	(55,754)	(88,960)
Deferred revenue	68,818	43,753
Short and long-term operating lease liabilities	(10,748)	(10,216)
Net cash provided by (used in) operating activities	(35,828)	52,141
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(58,034)	(45,249)
Purchases of investments	(106,245)	(461,553)
Proceeds from sales and maturities of investments	123,251	90,005
Settlement of foreign currency forward contracts, net	(6,194)	3,708
Purchase of cost method equity investments	—	(8,000)
Acquisition of business, net of cash acquired	(230,048)	(62,043)
Net cash used in investing activities	(277,270)	(483,132)
Cash flows provided by financing activities:
Proceeds from issuance of senior notes	—	400,000
Proceeds from issuance of term loan, net	497,500	—
Payment of long term debt	(3,465)	(3,465)
Payment of debt issuance costs	(5,230)	(5,145)
Payment of finance lease obligations	(1,864)	(1,635)
Shares repurchased for tax withholdings on vesting of stock unit awards	(22,022)	(35,004)
Repurchases of common stock - repurchase program	—	(332,794)
Proceeds from issuance of common stock	14,656	15,185
Net cash provided by financing activities	479,575	37,142
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6,867	(8,807)
Net increase (decrease) in cash, cash equivalents and restricted cash	173,344	(402,656)
Cash, cash equivalents and restricted cash at beginning of period	994,378	1,422,604
Cash, cash equivalents and restricted cash at end of period	$1,167,722	$1,019,948
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$37,514	$16,809
Cash paid during the period for income taxes, net	$24,218	$17,905
Operating lease payments	$11,689	$10,917
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,618	$8,093
Repurchase of common stock in accrued liabilities from repurchase program	$—	$5,000
Operating right-of-use assets subject to lease liability	$6,177	$3,589
Gain on cost method equity investment	$26,455	$4,120

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	April 29,	April 30,
	2023	2022
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$487,683	$401,781
Share-based compensation-products	1,155	1,058
Share-based compensation-services	2,659	1,943
Amortization of intangible assets	3,431	3,313
Total adjustments related to gross profit	7,245	6,314
Adjusted (non-GAAP) gross profit	$494,928	$408,095
Adjusted (non-GAAP) gross profit percentage	43.7%	43.0%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$384,870	$343,352
Share-based compensation-research and development	10,731	8,309
Share-based compensation-sales and marketing	8,755	8,061
Share-based compensation-general and administrative	8,468	7,334
Significant asset impairments and restructuring costs	8,153	9,102
Amortization of intangible assets	9,845	8,920
Acquisition and integration costs	857	495
Total adjustments related to operating expense	46,809	42,221
Adjusted (non-GAAP) operating expense	$338,061	$301,131

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$102,813	$58,429
Total adjustments related to gross profit	7,245	6,314
Total adjustments related to operating expense	46,809	42,221
Total adjustments related to income from operations	54,054	48,535
Adjusted (non-GAAP) income from operations	$156,867	$106,964
Adjusted (non-GAAP) operating margin percentage	13.8%	11.3%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$57,654	$38,922
Exclude GAAP provision for income taxes	29,821	8,330
Income before income taxes	87,475	47,252
Total adjustments related to income from operations	54,054	48,535
Adjusted income before income taxes	141,529	95,787
Non-GAAP tax provision on adjusted income before income taxes	31,136	19,349
Adjusted (non-GAAP) net income	$110,393	$76,438

Weighted average basic common shares outstanding	149,616	152,197
Weighted average dilutive potential common shares outstanding [1]	150,147	153,344

Net Income per Common Share
GAAP diluted net income per potential common share	$0.38	$0.25
Adjusted (non-GAAP) diluted net income per potential common share	$0.74	$0.50

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million for the second quarter of fiscal 2023; and (ii) 1.1 million for the second quarter of fiscal 2022.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	April 29,	April 30,
	2023	2022
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$57,654	$38,922
Add: Interest expense	23,889	11,985
Less: Interest and other income, net	8,551	808
Add: Provision for income taxes	29,821	8,330
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,695	22,377
Add: Amortization of intangible assets	13,275	12,233
EBITDA	$139,783	$93,039
Add: Share-based compensation cost	31,768	26,673
Add: Significant asset impairments and restructuring costs	8,153	9,102
Add: Acquisition and integration costs	857	495
Adjusted EBITDA	$180,561	$129,309
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, and the redesign of business processes including restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2022 and fiscal 2023.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for the second fiscal quarter of 2023 and 20.2% for the second fiscal quarter of 2022. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.